Exhibit 99.1

Contact:	US Airways
Dan Cravens
480-693-5729
FOR IMMEDIATE RELEASE
US AIRWAYS REPORTS RECORD NOVEMBER LOAD FACTOR
TEMPE, Ariz. Dec. 5, 2011 — US Airways Group, Inc. (NYSE: LCC) today announced November and year-to-date 2011 traffic results. Mainline revenue passenger miles (RPMs) for the month were 4.7 billion, up 3.4 percent versus November 2010. Mainline capacity was 5.6 billion available seat miles (ASMs), down 0.6 percent versus November 2010. Mainline passenger load factor was a record 83.8 percent for the month of November, up 3.2 points versus November 2010.
US Airways’ President Scott Kirby said, “Our November consolidated (mainline and Express) passenger revenue per available seat mile (PRASM) increased approximately 13 percent versus the same period last year.
“I would like to thank our 32,000 team members for doing an outstanding job of taking care of our customers during the busy Thanksgiving holiday travel period. Despite the high volume of passengers and full flights, our team delivered its best Thanksgiving holiday weekend on-time performance since our merger in 2005.”
For the month of November, US Airways’ preliminary on-time performance as reported to the U.S. Department of Transportation was 87.5 percent with a completion factor of 99.3 percent.
The following summarizes US Airways Group’s traffic results for the month and year-to-date ended November 30, 2011 and 2010, consisting of mainline operated flights as well as US Airways Express flights operated by wholly owned subsidiaries PSA Airlines and Piedmont Airlines.

US Airways Mainline
NOVEMBER

	2011	2010	Change

Mainline Revenue Passenger Miles (000)
Domestic	3,644,236	3,540,066		2.9%
Atlantic	653,014	618,160		5.6%
Latin	359,900	347,949		3.4%

Total Mainline Revenue Passenger Miles	4,657,150	4,506,175		3.4%

Mainline Available Seat Miles (000)
Domestic	4,236,284	4,310,254		(1.7)%
Atlantic	880,103	839,570		4.8%
Latin	440,445	441,684		(0.3)%

Total Mainline Available Seat Miles	5,556,832	5,591,508		(0.6)%

Mainline Load Factor (%)
Domestic	86.0	82.1	3.9	pts
Atlantic	74.2	73.6	0.6	pts
Latin	81.7	78.8	2.9	pts

Total Mainline Load Factor	83.8	80.6	3.2	pts

Mainline Enplanements
Domestic	3,940,486	3,811,192		3.4%
Atlantic	157,295	152,567		3.1%
Latin	263,563	263,502		—%

Total Mainline Enplanements	4,361,344	4,227,261		3.2%
YEAR TO DATE

	2011	2010	Change

Mainline Revenue Passenger Miles (000)
Domestic	41,286,438	40,252,237	2.6%
Atlantic	10,096,606	9,316,829	8.4%
Latin	4,485,962	4,667,689	(3.9)%

Total Mainline Revenue Passenger Miles	55,869,006	54,236,755	3.0%

Mainline Available Seat Miles (000)
Domestic	48,594,094	48,290,660	0.6%
Atlantic	12,534,998	11,504,263	9.0%
Latin	5,478,263	5,925,607	(7.5)%

Total Mainline Available Seat Miles	66,607,355	65,720,530	1.3%

Mainline Load Factor (%)
Domestic	85.0	83.4	1.6	pts
Atlantic	80.5	81.0	(0.5	)pts
Latin	81.9	78.8	3.1	pts

Total Mainline Load Factor	83.9	82.5	1.4	pts

Mainline Enplanements
Domestic	42,766,665	41,778,192	2.4%
Atlantic	2,488,975	2,304,315	8.0%
Latin	3,331,122	3,493,139	(4.6)%

Total Mainline Enplanements	48,586,762	47,575,646	2.1%
Notes:

1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.

2)	Latin numbers include the Caribbean.

US Airways Express (Piedmont Airlines, PSA Airlines)
NOVEMBER

	2011	2010	Change

Express Revenue Passenger Miles (000)
Domestic	188,879	193,305	(2.3)%

Express Available Seat Miles (000)
Domestic	252,731	264,532	(4.5)%

Express Load Factor (%)
Domestic	74.7	73.1	1.6	pts

Express Enplanements
Domestic	654,096	676,022	(3.2)%
YEAR TO DATE

	2011	2010	Change

Express Revenue Passenger Miles (000)
Domestic	2,116,754	2,031,267	4.2%

Express Available Seat Miles (000)
Domestic	2,896,512	2,848,690	1.7%

Express Load Factor (%)
Domestic	73.1	71.3	1.8	pts

Express Enplanements
Domestic	7,261,136	7,324,648	(0.9)%
Notes:

1)	Canada is included in domestic results.

Consolidated US Airways Group, Inc.
NOVEMBER

	2011	2010	Change

Consolidated Revenue Passenger Miles (000)
Domestic	3,833,115	3,733,371	2.7%
Atlantic	653,014	618,160	5.6%
Latin	359,900	347,949	3.4%

Total Consolidated Revenue Passenger Miles	4,846,029	4,699,480	3.1%

Consolidated Available Seat Miles (000)
Domestic	4,489,015	4,574,786	(1.9)%
Atlantic	880,103	839,570	4.8%
Latin	440,445	441,684	(0.3)%

Total Consolidated Available Seat Miles	5,809,563	5,856,040	(0.8)%

Consolidated Load Factor (%)
Domestic	85.4	81.6	3.8	pts
Atlantic	74.2	73.6	0.6	pts
Latin	81.7	78.8	2.9	pts

Total Consolidated Load Factor	83.4	80.3	3.1	pts

Consolidated Enplanements
Domestic	4,594,582	4,487,214	2.4%
Atlantic	157,295	152,567	3.1%
Latin	263,563	263,502	—%

Total Consolidated Enplanements	5,015,440	4,903,283	2.3%
YEAR TO DATE

	2011	2010	Change

Consolidated Revenue Passenger Miles (000)
Domestic	43,403,192	42,283,504	2.6%
Atlantic	10,096,606	9,316,829	8.4%
Latin	4,485,962	4,667,689	(3.9)%

Total Consolidated Revenue Passenger Miles	57,985,760	56,268,022	3.1%

Consolidated Available Seat Miles (000)
Domestic	51,490,606	51,139,350	0.7%
Atlantic	12,534,998	11,504,263	9.0%
Latin	5,478,263	5,925,607	(7.5)%

Total Consolidated Available Seat Miles	69,503,867	68,569,220	1.4%

Consolidated Load Factor (%)
Domestic	84.3	82.7	1.6	pts
Atlantic	80.5	81.0	(0.5	)pts
Latin	81.9	78.8	3.1	pts

Total Consolidated Load Factor	83.4	82.1	1.3	pts

Consolidated Enplanements
Domestic	50,027,801	49,102,840	1.9%
Atlantic	2,488,975	2,304,315	8.0%
Latin	3,331,122	3,493,139	(4.6)%

Total Consolidated Enplanements	55,847,898	54,900,294	1.7%
Notes:

1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.

2)	Latin numbers include the Caribbean.

US Airways
US Airways, along with US Airways Shuttle and US Airways Express, operates more than 3,000 flights per day and serves 200 communities in the U.S., Canada, Mexico, Europe, the Middle East, the Caribbean, Central and South America. The airline employs more than 32,000 aviation professionals worldwide and is a member of the Star Alliance network, which offers its customers more than 21,000 daily flights to 1,185 airports in 185 countries. Together with its US Airways Express partners, the airline serves approximately 80 million passengers each year and operates hubs in Charlotte, N.C., Philadelphia and Phoenix, and a focus city in Washington, D.C. at Ronald Reagan Washington National Airport. US Airways was the only airline included as one of the 50 best companies to work for in the U.S. by LATINA Style magazine’s 50 Report for 2010 and 2011. The airline also earned a 100 percent rating on the Human Rights Campaign Corporate Equality index for the sixth year in a row. The Corporate Equality index is a leading indicator of companies’ attitudes and policies toward lesbian, gay, bisexual and transgender employees and customers. US Airways also ranked #1 among its competing hub-and-spoke network carriers for 2010 performance as rated by the Wichita State University/Purdue University Airline Quality Rating (AQR). For more company information visit usairways.com, follow on Twitter @USAirways or at Facebook.com/USAirways. (LCCT)
Forward Looking Statements
Certain of the statements contained or referred to herein are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue” and similar terms used in connection with statements regarding, among others, the outlook, expected fuel costs, revenue and pricing environment, and expected financial performance and liquidity position of the Company. Such statements include, but are not limited to, statements about future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from these statements. Such risks and uncertainties include, but are not limited to, the following: the impact of significant operating losses in the future; downturns in economic conditions and their impact on passenger demand, booking practices and related revenues; increased costs of financing, a reduction in the availability of financing and fluctuations in interest rates; the impact of the price and availability of fuel and significant disruptions in the supply of aircraft fuel; our high level of fixed obligations and our ability to fund general corporate requirements, obtain additional financing and respond to competitive developments; any failure to comply with the liquidity covenants contained in our financing arrangements; provisions in our credit card processing and other commercial agreements that may affect our liquidity; the impact of union disputes, employee strikes and other labor-related disruptions; our inability to maintain labor costs at competitive levels; interruptions or disruptions in service at one or more of our hub airports or our focus city; our reliance on third-party regional operators or third-party service providers; our reliance on and costs, rights and functionality of third-party distribution channels, including those provided by global distribution systems, conventional travel agents and online travel agents; changes in government legislation and regulation; our reliance on automated systems and the impact of any failure or disruption of these systems; the impact of changes to our business model; competitive practices in the industry, including the impact of industry consolidation; the loss of key personnel or our ability to attract and retain qualified personnel; the impact of conflicts overseas or terrorist attacks, and the impact of ongoing security concerns; our ability to operate and grow our route network; the impact of environmental laws and regulations; costs of ongoing data security compliance requirements and the impact of any data security breach; the impact of any accident involving our aircraft or the aircraft of our regional operators; delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity; the impact of weather conditions and seasonality of airline travel; the impact of possible future increases in insurance costs or reductions in available insurance coverage; the impact of global events that affect travel behavior, such as an outbreak of a contagious disease; the impact of foreign currency exchange rate fluctuations; our ability to use NOLs and certain other tax attributes; and other risks and uncertainties listed from time to time in our reports to and filings with the Securities and Exchange Commission (“SEC”). There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Report on Form 10-Q for the quarter ended September 30, 2011 and in the Company’s other filings with the SEC, which are available at www.usairways.com.
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